SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

[  ] Preliminary proxy statement.

[  ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2)).

[  ] Definitive proxy statement.

[ X ] Definitive additional materials.

[  ] Soliciting material under Rule 14a-12.

                          FIRST AVIATION SERVICES INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                    WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
                   WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
                       WYNNEFIELD CAPITAL MANAGEMENT, LLC
                            WYNNEFIELD CAPITAL, INC.
                                   NELSON OBUS
                                JOSHUA H. LANDES
                  WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN
 -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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

The following advertisement will appear in the Wall Street Journal, various national or local publications, and the website www.rescuefavs.com:

      AN IMPORTANT MESSAGE TO SHAREHOLDERS OF FIRST AVIATION SERVICES INC.

          IT'S TIME FOR THE FAVS BOARD TO ACT ON ITS RESPONSIBILITY TO
                           ALL MINORITY SHAREHOLDERS.

                  THREE YEARS BELOW BOOK VALUE IS LONG ENOUGH!

                        Vote the GREEN proxy card today.

FAVS' HAS FAILED TO SUCCESSFULLY EXECUTE THE BUSINESS STRATEGY OUTLINED IN ITS IPO.

FAvS' 1997 IPO prospectus outlined A STRATEGY FOR GROWTH that included acquisition of complementary businesses. BUT INSTEAD:

      o FAvS SOLD ITS SUBSIDIARY NATIONAL AIRMOTIVE CORPORATION FOR NET CASH OF $44 MILLION IN 1999 and has since completed only one small ($4.6 million) acquisition.

      o FAvS has reported AVERAGE ANNUAL LOSSES from continuing operations of ($0.12) per share over the past four fiscal years.

      o FAvS stock has traded BELOW BOOK VALUE for over three years, and NOW TRADES NEAR net/net working capital (LIQUIDATION VALUE) per share - indicating THE MARKET ASSIGNS NOMINAL VALUE TO FAVS' EXISTING BUSINESS.

THE BOARD HAS TURNED A DEAF EAR TO MINORITY SHAREHOLDERS.

      o FAvS management has COMPLETE VOTING CONTROL OVER DIRECTOR ELECTIONS. The Company's CEO and Chairman own 51% of FAvS stock through their investment firm, First Equity Group Inc. FAVS MANAGEMENT THEREFORE EXCLUSIVELY ELECTS ALL DIRECTORS. Minority shareholders have had no opportunity to elect a director of our own choosing.

      o We've repeatedly asked the board and management to implement a viable and profitable business plan that would create value for ALL shareholders, or undertake a transaction to release value to ALL shareholders; our requests have been rebuffed.

MEANWHILE, INSIDERS CONTINUE TO REAP FINANCIAL REWARDS AT THE EXPENSE OF MINORITY SHAREHOLDERS.

Despite FAvS' failure to grow or generate shareholder value, MANAGEMENT CONTINUES TO BENEFIT FROM:

      o SIGNIFICANT BONUSES AND SALARY to the CEO, notwithstanding FAvS' claim that 50 percent of total compensation is at-risk BASED STRICTLY UPON FAVS' PERFORMANCE AND THE RETURN TO ITS SHAREHOLDERS.

      o ADVISORY FEES TO FIRST EQUITY (OWNED BY FAVS' CEO AND CHAIRMAN) OF MORE THAN $1.4 MILLION OVER THE PAST FOUR FISCAL YEARS, A PERIOD WHEN ONLY ONE SMALL ($4.6 MILLION) ACQUISITION WAS COMPLETED.

      o LEASE AND EXPENSE SHARING PAYMENTS to First Equity of $140,000 in fiscal 2004, relating to FAvS' headquarters in Westport, Connecticut, IN SPITE OF THE AVAILABILITY OF AMPLE SPACE AT FAVS' FACILITY IN MEMPHIS, TENNESSEE.

   SHOULDN'T MINORITY SHAREHOLDERS HAVE AT LEAST ONE VOICE ON THE FAVS BOARD?

We're the Wynnefield Group, a holder of 29.7 percent of FavS stock and a FAvS shareholder for over six years. WE THINK IT'S TIME THE FAVS BOARD LISTENED TO THE VOICE OF MINORITY SHAREHOLDERS. The board has responsibilities to ALL shareholders. We want FAvS to promptly implement a consistently profitable business plan or undertake a transaction to release value to ALL shareholders. To help protect the rights of minority shareholders, WE'RE SOLICITING PROXIES FOR THE ELECTION OF NELSON OBUS TO THE BOARD OF DIRECTORS, AND FOR STEPS TO IMPLEMENT CUMULATIVE VOTING.

      o If elected at this year's annual meeting, NELSON OBUS WOULD FOCUS THE BOARD OF DIRECTORS THROUGH CONCRETE SUGGESTIONS FOR THE DEVELOPMENT OF A CONSISTENTLY PROFITABLE BUSINESS PLAN. Absent such progress within a reasonable time, he would press for TRANSACTIONS TO RELEASE VALUE TO ALL SHAREHOLDERS.

      o CUMULATIVE VOTING would permit HOLDERS OF 33.4% OF FAVS STOCK TO ELECT A SINGLE DIRECTOR at future annual meetings (when two board seats are up for election).

                       HELP WYNNEFIELD MOVE FAVS FORWARD.

                 X VOTE "FOR" NELSON OBUS AND CUMULATIVE VOTING.
                ---    SIGN AND RETURN THE GREEN PROXY CARD.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR PROXY CARD,
            PLEASE CALL OUR PROXY SOLICITORS, LAWRENCE E. DENNEDY OR
       DANIEL M. SULLIVAN OF MACKENZIE PARTNERS, INC., AT (800) 322-2885.

   For our proxy statement and more information, please visit our web site at
                               www.rescuefavs.com.